COMMUNITY BANCORP, INC.

                            PROXY STATEMENT

                     ANNUAL MEETING OF SHAREHOLDERS

                             April 8, 1997



The following information is furnished in connection with the solicitation of proxies by the management of Community Bancorp, Inc. ("Corporation"), whose principal executive office is located at 17 Pope Street, Hudson, Massachusetts, (Telephone: 508-568-8321), for use at the Annual Meeting of Shareholders of the Corporation to be held on Tuesday, April 8, 1997.

As of March 3, 1997, 2,935,012 shares of common stock of the Corporation were outstanding and entitled to be voted.

The record date and hour for determining shareholders entitled to vote has been fixed at 5 o'clock p.m., March 3, 1997. Only shareholders of record at such time will be entitled to notice of, and to vote at, the meeting. Shareholders are urged to sign the enclosed form of proxy solicited on behalf of the management of the Corporation and return it at once in the envelope enclosed for that purpose. The proxy does not affect the right to vote in person at the meeting and may be revoked prior to its exercise. Proxies will be voted in accordance with the shareholder's directions.

If no directions are given, proxies will be voted to fix the number of Directors of the Corporation at eleven; and to elect Alfred A. Cardoza, Argeo R. Cellucci, Antonio Frias and Dennis F. Murphy, Jr. to the Board of Directors of the Corporation to serve until the Annual Meeting of Shareholders in the year 2000 and until their successors are duly elected and qualified to serve; and to increase the authorized common stock of the Corporation from 4,000,000 shares of common stock, par value $2.50 per share, to 12,000,000 shares of common stock, par value $2.50 per share.

The financial statements of the Corporation for 1996 have been mailed to the shareholders with the mailing of this Notice and Proxy Statement.

The cost of the solicitation of proxies is being paid by the Corporation. The Proxy Statement will be mailed to shareholders of the Corporation on or about March 19, 1997.













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
                DETERMINATION OF NUMBER OF DIRECTORS
                   AND ELECTION OF DIRECTORS


     The persons named as proxies intend to vote to fix the number of Directors for the ensuing year at eleven and vote for the election of the persons named below as Nominees for Election at This Meeting as Directors, each to hold office until the annual meeting held in the year indicated in the column designated "Term of Office." If any nominee should not be available for election at the time of the meeting, the persons named as proxies may vote for another person in their discretion or may vote to fix the number of Directors at less than eleven. The management does not anticipate that any nominee will become unavailable.

     The By-laws of the Corporation provide in substance that the Board of Directors shall be divided into three classes as nearly equal in number as possible, and that the term of office of one class shall expire and a successor class be elected at each annual meeting of the shareholders.

     The present number of Directors is eleven. It is proposed by the Board that at the meeting the number of Directors who shall constitute the full Board of Directors until the next annual meeting be fixed at eleven and that the four nominees listed below be elected to serve until the date indicated opposite their names. All of the nominees are currently Directors.

     Opposite the name of each nominee and each continuing Director in the following table is shown: (1) the number of shares of stock of the Corporation owned beneficially by each such person; (2) for those persons serving as Directors of the Corporation, the date on which such person's term of office as Director began; (3) the term of office for which such person will serve; and (4) such person's current principal occupation or employment.

                    Nominees For Election at This Meeting
                    -------------------------------------

                                  Has Served
                                  on Board of
                    Shares of     Directors
                    Stock Owned   of the
                    Beneficially  Corporation
                    as of         or Its       Term
                    March 1,      Predecessor  of      Principal
Name                1997 (1)      Since        Office  Occupation
----                ------------  -----------  ------  ----------

Alfred A. Cardoza     22,486         1971       2000   Director of
                                                       Corporation and Hudson
                                                       National Bank;
                                                       Retired

Argeo R. Cellucci       6,728        1968       2000   Director of
                                                       Corporation and Hudson
                                                       National Bank;
                                                       President, Cellucci
                                                       Hudson Corp.

Antonio Frias          19,858        1985       2000   Director of
                                                       Corporation and Hudson
                                                       National Bank;
                                                       President and
                                                       Treasurer, S & F
                                                       Concrete Contractors.

Dennis F. Murphy, Jr. 446,272        1984       2000   Chairman of the Board
                                                       of Corporation and
                                                       Hudson National Bank;
                                                       Director of
                                                       Corporation and Hudson
                                                       National Bank;
                                                       President & Treasurer,
                                                       D. Francis Murphy
                                                       Insurance Agency, Inc.

                       Directors Continuing in Office
                       ------------------------------

                                  Has Served
                                  on Board of
                    Shares of     Directors
                    Stock Owned   of the
                    Beneficially  Corporation
                    as of         or Its       Term
                    March 1,      Predecessor  of      Principal
Name                1997 (1)      Since        Office  Occupation
----                ------------  -----------  ------  ----------

I George Gould        127,468        1962       1999   Director of
          (2)                                          Corporation and Hudson
                                                       National Bank;
                                                       Chairman, Gould's, Inc.

Horst Huehmer          22,632        1980       1998   Director of
                                                       Corporation and Hudson
                                                       National Bank; Retired.

Donald R. Hughes, Jr.  97,822        1995       1998   Director of
         (2)                                           Corporation and Hudson
                                                       National Bank;
                                                       Treasurer and Clerk of
                                                       the Corporation;
                                                       Executive Vice
                                                       President and Cashier
                                                       of Hudson National
                                                       Bank.

James A. Langway      156,899        1976       1999   Director of
         (2)                                           Corporation and Hudson
                                                       National Bank;
                                                       President and CEO of
                                                       the Corporation and of
                                                       Hudson National Bank.

David L. Parker        28,714        1986       1999   Director of
                                                       Corporation and Hudson
                                                       National Bank;
                                                       Chairman, Larkin
                                                       Lumber Co.

Mark Poplin           152,764        1967       1998   Director of
                                                       Corporation and Hudson
                                                       National Bank;
                                                       President & Treasurer,
                                                       Poplin Supply Co.;
                                                       Secretary, Poplin
                                                       Furniture Co.

David W. Webster       64,177        1995       1998   Director of
                                                       Corporation and Hudson
                                                       National Bank;
                                                       President, Knight Fuel
                                                       Co., Inc.

Notes:

      1. Beneficial ownership of stock for the purpose of this statement includes securities owned by the spouse and minor children and any relative with the same address. Certain Directors may disclaim beneficial ownership of certain of the shares listed beside their names.

      2. Includes 65,822 shares held by CBI ESOP as to which Messrs. Gould, Hughes and Langway are co-trustees.


      The affirmative vote of the holders of a majority of the common stock of the Corporation present or represented and voting at the meeting is required to fix the number of Directors. The affirmative vote of a plurality of the votes cast by shareholders is required to elect Directors.


                  PROPOSED INCREASE IN AUTHORIZED
                  NUMBER OF SHARES OF COMMON STOCK
                  --------------------------------

      The Board of Directors has unanimously adopted a resolution that, subject to shareholder approval, the Corporation amend its Articles of Organization to increase the number of authorized shares of the Corporation's common stock, par value $2.50 per share, from 4,000,000 shares to 12,000,000 shares, and that the appropriate officers of the Corporation file with the Massachusetts Secretary of State an amendment to the Corporation's Articles of Organization to effect the foregoing.

      There are no authorized but unissued shares of the Corporation reserved for issuance for any particular purpose. The Board of Directors has authority to cause authorized but unissued shares to be issued for any proper corporate purpose without further action by shareholders.

      The rights of the Corporation's additional 8,000,000 shares of common stock, par value $2.50, will be the same as the presently outstanding shares of common stock.

      The affirmative vote of the holders of a majority of the shares of common stock of the Corporation outstanding and entitled to vote at the meeting is required for approval of the proposal that the common stock, par value $2.50 per share, of the Corporation, be increased from 4,000,000 shares to 12,000,000 shares and that the appropriate officers of the Corporation file an amendment to the Corporation's Articles of Organization to effect the foregoing.

      If the necessary affirmative votes are received, the Corporation proposes to make the recommended amendments to its Articles of Organization effective at the close of business on April 8, 1997, by filing Articles of Amendment in the Office of the Secretary of the Commonwealth of Massachusetts stating that the amendment shall become effective at that time. Upon the filing of the Articles of Amendment, all shareholders of the Corporation will be bound by the amendment, whether or not that have voted in favor thereof.

      The Board of Directors recommends a vote FOR the increase of the number of authorized shares of Corporation's common stock, and unless otherwise directed, proxies will be voted in favor of such increase.


                            OTHER MATTERS
                            -------------

      The management knows of no business which will be presented for consideration at the meeting other than that set forth in this Proxy Statement. However, if any such business comes before the meeting, the persons named as proxies will vote thereon according to their best judgment.

                               By order of the Board of Directors

                               /s/ James A. Langway
                               _____________________
                               James A. Langway
                               President

Hudson, Massachusetts
March 19, 1997




































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